Exhibit 4.2
MERIDIANLINK, INC.
AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT
This Amendment No. 1 (this “Amendment”) to that certain Registration Rights Agreement, dated as of May 31, 2018 (the “Rights Agreement”), by and among MeridianLink, Inc., a Delaware corporation (formerly Project Angel Parent, LLC) (the “Company”), and the undersigned holders (the “Holders”), and the other parties listed therein is made and entered into as of December 28, 2023. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Rights Agreement.
WHEREAS, the Company and the undersigned Holders desire to amend the definition of “Registrable Securities” in the Rights Agreement and to clarify the manner in which the provisions of the Rights Agreement may be waived or amended in certain circumstances;

WHEREAS, pursuant to Section 12(c) of the Rights Agreement, observance of any term of the Rights Agreement may be amended with the written consent of the Company and the holders of at least the majority of Investor Registrable Securities (collectively, the “Requisite Holders”); and any such amendment effected in accordance with Section 12(c) of the Rights Agreement shall be binding upon all parties to the Rights Agreement; and

WHEREAS, the undersigned Holders constitute the Requisite Holders.

    NOW, THEREFORE, in consideration of the foregoing, the Company and the undersigned Holders hereby acknowledge and agree as follows:
1.In Section 11(g) of the Rights Agreement, the definition of “Registrable Securities” shall be deleted in its entirety and replaced with the following:

(g) “Registrable Securities” means, collectively, the Investor Registrable Securities, Executive Registrable Securities, and the Other Registrable Securities. As to any particular Registrable Securities, such Registrable Securities shall cease to be Executive Registrable Securities, Investor Registrable Securities or Other Registrable Securities, as applicable, upon the earliest to occur of: (i) such Registrable Securities have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (ii) such Registrable Securities have been repurchased by the Company, or (iii) such time when a Securityholder (A) together with its “affiliates” (as determined under Rule 144 under the Securities Act (or any similar rule then in force)) holds less than 1% of the outstanding capital stock of the Company and (B) may immediately sell all of such Securityholder’s Registrable Securities under Rule 144 under the Securities Act (or any similar rule then in force) without volume limitation, or another similar exemption under the Securities Act is available for the sale of all of such Securityholder’s shares without limitation, during a three-month period without registration (it being understood that a written opinion of counsel reasonably acceptable to the Company to the effect that such Registrable Securities may be so offered and sold and that any restrictive legends on the Registrable Securities may be removed shall be conclusive evidence that this clause (iii) has been satisfied). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
2.Section 12(c) of the Rights Agreement shall be deleted in its entirety and replaced with the following:
(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holder(s) of a majority of Investor Registrable Securities; provided that in the event that such amendment or waiver by its terms treats any holder or group of holders of Registrable Securities in a manner that is disproportionate and adverse to such holder or group relative to the other holders of Registrable Securities (which shall include, without limitation, the elimination of a right granted to one or more holders of Registrable Securities which right was not granted to all Registrable Securities under this Agreement), then such amendment or waiver shall require the prior written consent of the holder or a majority in interest of the group of holders of Registrable Securities so disproportionately and adversely treated; provided, further, that any modification, amendment or waiver that has a disproportionate and adverse effect on an Investor as compared to other Investors holding the same class of Registrable Securities shall require the prior written consent of such Investor. Notwithstanding the foregoing, (i) from and after such time that all Investor Registrable Securities have ceased to be Registrable Securities, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holder(s) of a majority of Registrable Securities, and (ii) from and after the time a Securityholder ceases to be the holder of any Registrable Securities, such Securityholder shall no longer be a party to this Agreement and the Schedule of Holders may be amended by the Company without the consent of the other parties to remove such Securityholder accordingly. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

3.Except as expressly amended, modified, supplemented or waived hereby, the provisions of the Rights Agreement are and will remain in full force and effect as originally constituted, without amendment, modification or change, and is ratified and affirmed by the parties hereto.
4.Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
5.This Amendment may not be altered, amended or modified in any way unless done so in accordance with Section 12(c) of the Rights Agreement, as amended by this Amendment.
6.This Amendment may be executed in any number of counterparts, each of which shall constitute one agreement binding on all the parties to the Rights Agreement.
7.This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, exclusive of its choice of laws and conflicts of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
                        COMPANY:

MERIDIANLINK, INC.

By: /s/ Nicolaas Vlok
Name:    Nicolaas Vlok
Title:    Chief Executive Officer

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
HOLDERS:

THOMA BRAVO DISCOVER FUND, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

By: /s/ A.J. Rohde
Name: A.J. Rohde
Its: Authorized Signatory

THOMA BRAVO DISCOVER FUND A, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

By: /s/ A.J. Rohde
Name: A.J. Rohde
Its: Authorized Signatory

THOMA BRAVO DISCOVER FUND II, L.P.
By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

By: /s/ A.J. Rohde
Name: A.J. Rohde
Its: Authorized Signatory

THOMA BRAVO DISCOVER FUND II-A, L.P.

By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

By: /s/ A.J. Rohde
Name: A.J. Rohde
Its: Authorized Signatory

THOMA BRAVO DISCOVER EXECUTIVE
FUND II, L.P.
By: Thoma Bravo UGP, LLC
Its: Ultimate General Partner

By: /s/ A.J. Rohde
Name: A.J. Rohde
Its: Authorized Signatory
[Signature Page to Amendment No.1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
HOLDERS:

SCML, LLC

By: /s/ Tim Nguyen
Name:     Tim Nguyen
Its:    CSO

[Signature Page to Amendment No.1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
HOLDERS:

KCD30, LLC

By: /s/ Tim Nguyen
Name:     Tim Nguyen
Its:    CSO

[Signature Page to Amendment No.1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
HOLDERS:

NICOLAAS VLOK

/s/ Nicolaas Vlok

[Signature Page to Amendment No.1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
HOLDERS:

VLOK FAMILY TRUST, DATED MARCH 17, 2009

By: /s/ Nicolaas Vlok
Name:     Nicolaas Vlok
Its:    Trustee

[Signature Page to Amendment No.1 to Registration Rights Agreement]